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                        CITIZENS NATIONAL BANK OF TEXAS

                            5320 Bellaire Boulevard
                             Bellaire, Texas 77401

This Proxy is solicited on behalf of the Board of Directors of Citizens National Bank of Texas (the "Bank") for the Annual Meeting of Stockholders on
May 26, 1998.

     The undersigned hereby constitutes and appoints B. Ralph Williams or Frank Cook, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Citizens National Bank of Texas to be held on May 26, 1998, at __:___ __.m. local time, at 5320 Bellaire Boulevard, Bellaire, Texas 77401, or any adjournment thereof (the "Annual Meeting") and to vote the shares of Common Stock, $2.03 par value per share, of the Bank ("Shares"), standing in the name of the undersigned on the books of the Bank on April 24, 1998, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting.

     The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Prospectus and hereby revokes any proxy or proxies heretofore given by the undersigned.

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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES
AND FOR PROPOSALS 2 AND 3 AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS.

1. Election of Directors. The sixteen nominees for a one-year term or until their successors are elected and shall qualify are: John B. Barnes, William
     H. Bruecher, Jr., James K. Chancelor, C. Joe Chapman, Frank G. Cook, Robert
     C. Dawson, James B. Earthman, III, Lura M. Griffin, Alton L. Hollis, Joseph
     E. Ives, Larry L. January, Albert V. Kochran, I.W. Marks, David E. Preng, Mary A. Walker, and B. Ralph Williams. You may withhold authority to vote for any nominee or otherwise cumulate votes for a specific nominee as you indicate below:

     FOR _______   WITHHELD _______      _____________________________________
                                         FOR ALL NOMINEES EXCEPT AS NOTED

2. Ratification of the appointment of Mann Frankfort Stein & Lipp as the independent auditors of the Bank for the fiscal year ending December 31, 1998:

     FOR __________   AGAINST ___________  ABSTAIN ___________

3. Approval and adoption of the Agreement and Plan of Merger dated as of April __, 1998, among the Bank, CNBT Bancshares, Inc., and Citizens Bank, N.A., together with the Agreement to Merger attached thereto, providing for the merger of the Bank with and into Citizens Bank, N.A., a wholly-owned subsidiary of CNBT Bancshares, Inc., a Texas corporation formed to serve as a holding company for the Bank:

     FOR __________   AGAINST ___________  ABSTAIN ____________

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     FOR __________   AGAINST ___________  ABSTAIN ____________

                              Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

                              Date________________________________________

                              Signature _________________________________

                              Signature _________________________________